EXHIBIT 4.5

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                  MCY.COM, INC.

                            VOID AFTER APRIL 1, 2001

         This Warrant (the "Warrant") is issued to Susan Blond, Inc. or its registered assigns ("Holder") by MCY.com, Inc., a Delaware corporation (the
"Company"), on April 1, 2000 (the "Warrant Issue Date") for consideration of $150 in the aggregate, receipt of which is hereby acknowledged.

         1. Purchase Shares. Subject to the terms and conditions herein set forth, the Holder is entitled, upon surrender of this Warrant at the principal corporate office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to 1,600 shares of common stock (the "Warrant Shares") of the Company, $.001 par value (the "Common Stock") at the Exercise Price (defined below), subject to adjustment as provided in Section 8.

         2. Exercise Price. The purchase price for the Shares shall be $12.63 per Warrant Share, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

         3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the period commencing on the Warrant Issue Date and ending at 5:00 p.m. on April 1, 2001 (the "Exercise Period").

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the rights to purchase the Warrant Shares evidenced hereby. Such exercise shall be effected by:

                  (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal corporate offices; and

                  (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

         5. Net Exercise. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Exercise attached hereto indicating such election, in which event the Company shall issue to the holder hereof a number of Warrant Shares computed using the following formula:

                             Y (A - B)
                             ---------
                     X =            A

  Where: X =   The number of Warrant Shares to be issued to the Holder pursuant to this net exercise;

         Y = The number of Warrant Shares in respect of which the net issue election is made;

         A = The fair market value of one Warrant Share at the time the net issue election is made;

         B =   The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one Warrant Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election;
(ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid and offer prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

         6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the subscription notice and the Holder's compliance with Section 4 or 5 (as applicable) hereof.

         7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time during the Exercise Period of this Warrant
         (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Warrant Share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                  (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 8, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                  (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                  (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 8 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

         9.       Covenants and Conditions.
                  ------------------------

                  (a) No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its articles in a manner which would materially impair Company's ability to comply with the terms of the Warrant or otherwise unfairly impair the rights of the Holder.

                  (b) Registration Rights. The Company hereby grants to the Holder one piggyback registration right on customary terms and conditions (including the Company's agreement to pay all expenses of such registrations other than underwriting discounts). Notwithstanding the foregoing, Holder's rights hereunder shall be subordinate to holders of securities of the Company who currently hold piggyback registration rights.

         10. Representations and Warranties. Pursuant to the terms and conditions of this Warrant, the Company represents and warrants that (i) the Company is duly organized under the laws of the State of Delaware, and (ii) the issuance of this Warrant has been duly authorized by all necessary corporate action of the Company and does not conflict with the terms any of the bylaws, articles of incorporation or any material agreements of the Company.

         11. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         12. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including, without limitation, the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

         13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

         14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Common Stock purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.

         15. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon an automatic machine generated confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one business day after being sent, when sent by professional overnight courier service, or (iv) five business days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal corporate office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         17. Governing Law. This Warrant shall be governed by the laws of the State of Delaware as applied to agreements among Delaware residents made and to be performed entirely within the State of Delaware, and without reference to any of its conflict of laws principles.

         IN WITNESS WHEREOF, MCY.com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.

                                      MCY.COM, INC.

                                      By:/s/ Mitchell Lampert
                                         -----------------------

                                      Name: Mitchell Lampert
                                           -----------------------
                                            General Counsel

                                      Address:



                                      Fax Number:

                               NOTICE OF EXERCISE
                               ------------------

To:

                  The   undersigned   hereby   elects   to   [check   applicable
subsection]:

         ________ (a) Purchase _________________ shares of Common Stock of _____________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                  OR

         ________ (b) Exercise the attached Warrant for [all of the shares] [________ of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

                  The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                       WARRANTHOLDER:

                                       -----------------------------------------


                                       By:
                                         [NAME]

                                       Address:

Date:


Name in which shares should be registered: